UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2019

INSPIRE MEDICAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38468	26-1377674
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5500 Wayzata Blvd., Suite 1600

Golden Valley, MN 55416

(Address of principal executive offices) (Zip Code)

(844) 672-4357

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                              ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	INSP	New York Stock Exchange

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

On May 2, 2019, Inspire Medical Systems, Inc. (the “Company”) held its annual meeting of stockholders. A total of 19,414,149 shares of the Company’s common stock were present in person or represented by proxy at the meeting, representing approximately 82.76% of the Company’s common stock outstanding as of the March 7, 2019 record date. Following are the voting results for the proposals considered and voted upon at the meeting, each of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on March 20, 2019.

Item 1 — Election of three Class I directors for a term of office expiring on the date of the Company’s annual meeting of stockholders to be held in 2022 and until their respective successors have been duly elected and qualified.

	Votes FOR	Votes WITHHELD	Broker Non- Votes
Timothy Herbert	12,144,306	2,917,775	4,352,068
Chau Khuong	12,142,370	2,919,711	4,352,068
Shawn T McCormick	12,141,473	2,920,608	4,352,068

Item 2 — Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
19,366,346	46,209	1,594	—

Based on the foregoing votes, Timothy Herbert, Chau Khuong and Shawn T McCormick were elected as Class I directors, and Item 2 was approved.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSPIRE MEDICAL SYSTEMS, INC.

Date: May 8, 2019	By:	/s/ Timothy P. Herbert
Timothy P. Herbert
President and Chief Executive Officer

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